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                                THIRD AMENDMENT
                                       TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                          MET INVESTORS SERIES TRUST,
                             METLIFE ADVISERS, LLC,
                     METLIFE INVESTORS DISTRIBUTION COMPANY
                                      AND
                    METLIFE INSURANCE COMPANY OF CONNECTICUT

     This AMENDMENT (this "Amendment") is made this 20th day of October 2014 by and among MET INVESTORS SERIES TRUST, a business trust organized under the laws of the State of Delaware (the "Fund"), METLIFE INSURANCE COMPANY OF CONNECTICUT (the "Company") on its own behalf and on behalf of each of its separate accounts set forth on Schedule A hereto, as amended from time to time (each an "Account"), METLIFE ADVISERS, LLC (the "Adviser") and METLIFE INVESTORS DISTRIBUTION COMPANY (the "Underwriter").

     WHEREAS, the Company, on its own behalf and on behalf of each Account, the Underwriter and the Fund are parties to a Participation Agreement dated as of May 1, 2005 (the "Agreement");

     WHEREAS, following the close of business on November 14, 2014, the Company's affiliates, MetLife Investors Insurance Company and MetLife Investors USA Insurance Company ("Company's Affiliates"), will merge into the Company, and the Company will simultaneously change its name to MetLife Insurance Company USA and change its state of domicile from Connecticut to Delaware;

     WHEREAS, as a result of the merger, the separate accounts of the Company's Affiliates will become Accounts of the Company;

     WHEREAS, in light of the foregoing, the parties wish to amend the provisions of the Agreement as set forth herein;

     WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

     NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. The name of the Company in the Agreement shall change to MetLife Insurance Company USA.

     2. Section 11 of the Agreement entitled "Notices" shall be amended as follows:

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          "If to the Fund or to the Adviser:

          One Financial Center, 20th Floor
          Boston, MA 02111
          Attention: Alan C. Leland, Jr.

          If to the Company:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA  02111
          Attention: Law Department

          If to the Underwriter:

          MetLife Investors Distribution Company
          1095 Avenue of the Americas
          New York, NY 10036

     3. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached.

     4.   This Amendment shall be effective as of November 17, 2014.

     5. This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     6. If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Amendment shall not be affected thereby.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

         METLIFE INSURANCE COMPANY OF CONNECTICUT

         By:    /s/ Karen A. Johnson
                ----------------------------------
         Name:  Karen A. Johnson
         Its:   Vice President

         MET INVESTORS SERIES TRUST

         By:    /s/ Elizabeth M. Forget
                ----------------------------------
         Name:  Elizabeth M. Forget
         Title: President

         METLIFE ADVISERS, LLC

         By:    /s/ Elizabeth M. Forget
                ----------------------------------
         Name:  Elizabeth M. Forget
         Title: President

         METLIFE INVESTORS DISTRIBUTION COMPANY

         By:    /s/ Donald Leintz
                ----------------------------------
         Name:  Donald Leintz
         Title: Senior Vice President

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                                   SCHEDULE A

              ACCOUNTS AND ASSOCIATED VARIABLE INSURANCE CONTRACTS

                                                    VARIABLE INSURANCE CONTRACTS
NAME OF SEPARATE ACCOUNT                            FUNDED BY ACCOUNT
------------------------                            ----------------------------
MetLife Investors USA Separate Account A            Variable Annuities
MetLife Investors USA Variable Life Account A       Variable Life Insurance
MetLife Investors Variable Annuity Account One      Variable Annuities
MetLife Investors Variable Life Account One         Variable Life Insurance
MetLife Investors Variable Life Account Eight       Variable life Insurance
MetLife of CT Fund UL for Variable Life
Insurance                                           Variable Life Insurance
MetLife of CT Fund UL III for Variable Life
Insurance                                           Variable Life Insurance
MetLife of CT Separate Account CPPVUL1              Variable Life Insurance
MetLife of CT Separate Account Eleven for
Variable Annuities                                  Variable Annuities
MetLife of CT Separate Account QPN for
Variable Annuities                                  Variable Annuities

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